As filed with the Securities and Exchange Commission on March 12, 1999

                                            Registration No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------


                             Equivest Finance, Inc.
             (Exact name of Registrant as specified in its charter)

           Delaware                                             59-2346270
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)



                               Two Clinton Square,
                            Syracuse, New York 13202
                                 (888) 373-7678
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             Equivest Finance, Inc.
                          1997 Long-Term Incentive Plan

                            (Full title of the plans)
                            -------------------------


                               Richard C. Breeden
                             Chief Executive Officer
                             Equivest Finance, Inc.
                             100 Northfield Street,
                          Greenwich, Connecticut 06830
                                 (203) 618-0065
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -------------------------

                                               CALCULATION OF REGISTRATION FEE

================================================================================================================================
             Title of                       Amount             Proposed Maximum      Proposed Maximum         Amount of
         Securities to be                    to be            Offering Price Per         Aggregate           Registration
          Registered (1)                  Registered                Share             Offering Price             Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01               483,100                 $5.05  (2)          $ 2,439,655           $  678.23
per share                                  166,300                 $4.31  (2)          $   716,753           $  199.26
                                           375,000                 $1.00  (2)          $   375,000           $  104.25
                                         2,475,600                 $6.43  (3)          $15,918,108           $4,425.24
                                         ---------                                     -----------           ---------
                   Total                 3,500,000                                     $19,449,516           $5,406.98
================================================================================================================================

   (1) This Registration Statement on Form S-8 relates to shares of Common Stock, par value $.01 per share (the "Common
       Stock"), of Equivest Finance, Inc. (the "Registrant"). Such shares are issuable pursuant to the 1997 Long-Term Incentive
       Plan (as amended and restated) (the "1997 Plan").

   (2) Estimated solely for the purpose of calculating the registration fee. Such estimate is calculated pursuant to Rules 457(c)
       and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based on the exercise price of the options previously granted under the 1997 Plan.

   (3) Estimated solely for the purpose of calculating the registration fee. The price shown is the average high and low price of the Common Stock on the NASDAQ Small Cap Market on March 11, 1999 in accordance with Rules 457(c) and 457(h)
       under the Securities Act.

================================================================================

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*





























--------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents, filed by the Registrant, are incorporated by reference in this Registration Statement:

                  (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

                  (b) the Registrant's Quarterly Report on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

                  (c) the reports on Form 8-K of the Registrant filed since December 31, 1997 and the report on Form 8-K/A filed with the Commission on December 16, 1998.

                  (d) the description of the Common Stock, contained in the Registrant's Registration Statement on Form S-18 filed with the Securities and Exchange Commission (the "Commission"), pursuant to
         Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 29, 1988 (File No. 33-24855), as supplemented by Form 8-K/A, filed with the Commission on December 16, 1998 (File No. 333-29015).

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law ("Section 145") in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

                  With respect to actions by or on behalf of the corporation,
Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

                  Article IX of the by-laws of the Registrant provides for the indemnification of officers and directors and certain other parties of the Registrant to the fullest extent permitted by law.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
         Statement:

4.1 Equivest Finance, Inc. 1997 Long-Term Incentive Plan, as amended and restated.

4.2 Form of Certificate of Incorporation and Amendments thereto of Equivest Finance, Inc. (Exhibit 3.1 of Equivest Finance, Inc.'s Registration Statement on Form 8-K/A, (File No. 333-29015)).

4.3 Form of By-laws and Amendments thereto of Equivest Finance, Inc. (Exhibit 3.2 of Equivest Finance, Inc.'s Registration Statement on Form 8-K/A, File No. 333-29015)).

5 Opinion of Shearman & Sterling regarding the legality of the securities being registered hereby.

23.1     Consent of Firley, Moran, Freer & Eassa.

23.2     Consent of Shearman & Sterling (included in Exhibit 5).

24       Powers of Attorney (included on signature page).

Item 9.           Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 11th day of March, 1999.


                                   EQUIVEST FINANCE, INC.

                                   By: /s/ Richard C. Breeden
                                       -------------------------
                                       Name:  Richard C. Breeden
                                       Title: Chairman of the Board of Directors
                                              and Chief Executive Officer
                                              (Principal Executive Officer)



                                POWER OF ATTORNEY

                  Each of the undersigned whose signature appears below hereby constitutes and appoints Richard C. Breeden and Eric C. Cotton his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the indicated capacities on March 11, 1999.


      Signature                                   Title
      ---------                                   -----


/s/ Richard C. Breeden                  President, Chairman of the Board of
------------------------------          Directors and Chief Executive
Richard C. Breeden                      Officer (Principal Executive Officer)



/s/ Gerald L. Klaben, Jr.               Senior Vice-President, Treasurer and
------------------------------          Chief Financial Officer
Gerald L. Klaben, Jr.                   (Principal Financial Officer)



/s/ Thomas J. Hamel                     Executive Vice President and Director
------------------------------
Thomas J. Hamel



/s/ James R. Petrie                     Controller (Principal Accounting
------------------------------          Officer)
James R. Petrie



/s/ R. Perry Harris                     Director
------------------------------
R. Perry Harris



/s/ George W. Carmany, III              Director
------------------------------
George W. Carmany, III



/s/ John R. Petty                       Director
------------------------------
John R. Petty

                                  Exhibit Index


Exhibit No.    Description of Document


4.1 Equivest Finance, Inc. 1997 Long-Term Incentive Plan, as amended and restated.

4.2 Form of Certificate of Incorporation and Amendments thereto of Equivest Finance, Inc. (Exhibit 3.1 of Equivest Finance, Inc.'s Registration Statement on Form 8-K/A, (File No. 333-29015)).

4.3            Form of By-laws and Amendments thereto of Equivest Finance, Inc.
               (Exhibit 3.2 of Equivest Finance, Inc.'s Registration Statement on Form 8-K/A, (File No. 333-29015)).

5 Opinion of Shearman & Sterling regarding the legality of the securities being registered hereby.

23.1           Consent of Firley, Moran, Freer and Eassa.

23.2           Consent of Shearman & Sterling (included in Exhibit 5).

24             Powers of Attorney (included on signature page).















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